BLUEPOINT LINUX SOFTWARE CORP EMPLOYEE BENEFIT PLAN

PURPOSE. This Employee Benefit Plan (the "Plan"), is designated to provide for awards of the Company's common stock to selected employees, who,individually or as members of a group, contribute in a substantial degree to the success of the Company, thus affording them a means of participating in that success and an incentive to contribute to that further success. There will be no sale of stock to employees under this plan.

DEFINITIONS. The following works and phrases as used herein shall have the meaning set forth below:

         "Company" shall mean Vector Energy Corporation

         "Employee" shall mean any officer, employee of and consultant or adviser to the Company.

         "Share" shall mean one share of the Company's common stock, $.001 par value.

         "Board" shall mean the Board of Directors of the Company.

ADMINISTRATION. The Plan shall be administered by the Board of Directors. The Board of Directors may, at its discretion, establish a Committee to administer the plan. The Board of Directors or the Committee may establish rules and regulations to effectively carry out the Plan and shall take any necessary actions to further the Plan'spurpose.

ELIGIBILITY. The individuals eligible to receive awards under the Plan shall be employees of Bluepoint Linux Software Corp. who the Board or Committee feel are deserving of such an award.

SOURCE  OF  AWARDS.   The  Board  of  Directors of the Company shall designate
400,000 Shares for awards pursuant to this Plan. There is no guarantee that all 400,000 shares will be issued.

AWARDS. The Board or its Committee shall determine the awards to be made from time to time to the Employees. The Board or its Committee shall take into consideration the recommendations of management and fellow employees in making its determinations.

PAYMENT OF AWARDS. The number of Shares of each award shall be delivered to the Employee as soon as practicable after the award is granted.

FINALITY  OF  DETERMINATIONS.   Each  determination  made  by the Board or its
committee shall be final and shall be binding and conclusive for all purposes and upon all persons and the Board.

LIMITATIONS. No Employee of the Company shall have any right (legal, equitable, or otherwise) to be granted an award under the Plan, nor shall the existence of the Plan give any Employee the right to be retained in the employ of the Company.

AMENDMENT OR TERMINATION.The Board of Directors of the Company may discontinue the Plan at any time and may from time to time amend the terms of the Plan.

TERM OF THE PLAN.
Awards under this Plan shall be for recognition of employees efforts from January 1, 2000 to December 31, 2000. The plan will effectively terminate on January 1, 2002.


This Plan is hereby approved by the Members of the Board of Directors of Blue-point Linux Software Corp. effective this 30th day of November, 2000.




By:/s/______________________________
     Yu Deng, President & Director

By:/s/______________________________
     Zhe Kang, Treasurer, Vice-President & Director

By:/s/______________________________
     Yihuo Ye, Director

By:/s/______________________________
   Shengmiao Liao, Secretary, Vice-President& Director

By:/s/_______________________________
     Ling Li, Director